Exhibit 99.1

GULF ISLAND

REPORTS SECOND QUARTER 2023 RESULTS

THE WOODLANDS, TX - Gulf Island Fabrication, Inc. (NASDAQ: GIFI) (“Gulf Island” or the “Company”), a leading steel fabricator and service provider to the industrial and energy sectors, today announced results for the second quarter 2023.

SECOND QUARTER 2023 SUMMARY (as compared to the second quarter 2022)

•
Revenue of $39.3 million, 9.5% increase y/y
•
Consolidated net income of $1.1 million and EBITDA of $2.1 million, each including a loss of $1.9 million for the Shipyard Division
•
Services Division operating income and EBITDA of $3.3 million and $3.8 million, respectively
•
Fabrication Division operating income and EBITDA of $1.3 million and $2.1 million, respectively
•
Cash and short-term investment balance of $40.2 million at June 30, 2023

Consolidated revenue for the second quarter 2023 was $39.3 million, compared to $35.9 million for the second quarter 2022. Consolidated net income for the second quarter 2023 was $1.1 million, compared to net income of $0.5 million for the second quarter 2022. Consolidated EBITDA was $2.1 million for the second quarter 2023, versus $1.8 million for the prior year period. Consolidated income and EBITDA for the second quarter 2023 each included a loss of $1.9 million for the Shipyard Division. Consolidated income and EBITDA for the second quarter 2022 each included a loss of $1.4 million for the Shipyard Division and a gain of $3.4 million from the net impact of insurance recoveries and costs associated with damage previously caused by Hurricane Ida. See “Non-GAAP Measures” below for the Company’s definition of EBITDA and reconciliations of the relevant EBITDA amount to the most comparable GAAP measure.

MANAGEMENT COMMENTARY

“Our solid second quarter results reflect the benefits of our favorable strategic positioning and strong execution, as we generated another quarter of profitable growth in Services and positive results in Fabrication,” said Richard Heo, Gulf Island’s President and Chief Executive Officer. “Our Services business benefited from strength in its core business and continued contribution from Spark Safety, and remains on track for growth in 2023.”

“I continue to be extremely proud of our Fabrication division’s performance, and our second quarter results highlight the longer-term opportunity for this business,” continued Heo. “Our small-scale fabrication volume is making a more significant contribution to the fixed overhead of the overall division and we remain well positioned to further grow our small-scale fabrication business. While we were disappointed to receive the cancellation notice for our large fabrication project, the bidding environment for large projects continues to be favorable given the attractive end market trends and limited industry capacity, and we continue to pursue several attractive project opportunities to mitigate the impact of the cancelled contract.”

“Our operating results benefited from continued growth and margin expansion for our Services division, with second quarter Services operating margin of 13.4%, an increase of 290 basis points from the prior year,” stated Westley Stockton, Gulf Island’s Chief Financial Officer. “We ended the quarter with over $40 million in cash despite a temporary working capital increase attributable to our cancelled large fabrication project. We will continue to be disciplined in our working capital management and remain confident that we have adequate financial flexibility to support our growth objectives.”

“Our consistent execution against our strategic initiatives, including our ability to maintain our skilled labor headcount despite the challenging labor environment, has us well positioned to benefit from the favorable demand trends in our core Gulf Coast markets,” noted Heo. “We have built a stable and profitable financial foundation through the growth of our services and small-scale fabrication businesses, and we are excited by the opportunities to continue to grow all parts of our business and drive value for our stakeholders,” concluded Heo.

STRATEGIC UPDATE

During the second quarter, Gulf Island continued to execute on the second phase of its strategic transformation, which is focused on generating stable, profitable growth based on pursuing new growth end markets, growing and diversifying its services business, further strengthening project execution, and expanding its skilled workforce, while continuing to pursue opportunities in its traditional offshore markets. Some of the key highlights during the second quarter 2023 are as follows:

Pursue traditional offshore markets – Bidding activity for both services and fabrication projects remains active in the Gulf of Mexico, driven by stable oil prices and healthy customer balance sheets.

Pursue new growth end markets – Gulf Island has a strong foundation to pursue new growth opportunities in its core Gulf Coast region, primarily in the LNG, petrochemical, and energy transition markets, and bidding activity on large fabrication project opportunities remains active, driven by strong industry fundamentals combined with limited industry capacity.

Grow and diversify services business – Gulf Island continues to expand its Services business with second quarter revenues growing 10.3% compared to the prior year, driven by organic growth in the division’s core business as well as contribution from Spark Safety, the division’s recently launched welding enclosures business line.

Further strengthen project execution and maintain bidding discipline – Project execution and bidding discipline remain a key priority given inflationary pressures and challenges with the availability of skilled labor. The improved operating results reflect higher volume levels associated with small-scale fabrication and strong project execution, and demonstrates the Company’s focus on maintaining discipline in pursuing projects that provide adequate risk-adjusted returns.

Expand skilled workforce – A strong skilled workforce is critical to success in the services and fabrication markets, particularly given the current competitive industry-wide labor environment. Gulf Island has successfully maintained its skilled labor headcount in Services and has proven its ability to ramp up headcount in Fabrication with new project awards, which places the Company in a strong position to continue to grow the business.

SEGMENT RESULTS FOR SECOND QUARTER 2023

Services Segment – Revenue for the second quarter 2023 was $24.5 million, an increase of 10.3% compared to the second quarter 2022, due primarily to incremental revenue associated with the division’s new Spark Safety business line (commenced in the third quarter 2022) and higher activity for the division’s core services business.

New project awards were $24.3 million for the second quarter 2023, representing a 5.5% year-over-year increase, and backlog totaled $1.1 million at June 30, 2023. The new award growth was driven primarily by the Spark Safety business line. See “Non-GAAP Measures” below for the Company’s definition of new project awards and backlog.

Operating income was $3.3 million for the second quarter 2023, compared to $2.3 million for the second quarter 2022. EBITDA for the second quarter 2023 was $3.8 million (or 15.4% of revenue), versus $2.7 million (or 12.3% of revenue) for the prior year period. The improved operating results for 2023 compared to 2022 were the result of higher revenue and a more favorable project margin mix, including the benefit of the division’s Spark Safety business line. See “Non-GAAP Measures” below for the Company’s definition of EBITDA and a reconciliation of the Services Division operating income to EBITDA.

Fabrication Segment – Revenue for the second quarter 2023 was $14.7 million, an increase of $3.9 million compared to the second quarter 2022, due primarily to higher small-scale fabrication activity.

New project awards were $13.4 million for the second quarter 2023, representing a 14.6% year-over-year increase, and backlog totaled $9.9 million at June 30, 2023. The new award growth was driven by higher small-scale fabrication work. In February 2023, the Company received direction from its customer to suspend all activities on the division’s large fabrication project for offshore structures, and in July 2023, the customer cancelled the contract. Backlog at June 30, 2023 reflects a reduction of $76.1 million from March 31, 2023 for the estimated revenue amount that will not be recognized due to the cancellation. See “Non-GAAP Measures” below for the Company’s definition of new project awards and backlog.

Operating income was $1.3 million for the second quarter 2023, compared to $1.6 million for the second quarter 2022. EBITDA for the second quarter 2023 was $2.1 million, versus $2.4 million for the prior year period. Operating income and EBITDA for the second quarter 2022 each included a gain of $3.4 million from the net impact of insurance recoveries and costs associated with damage previously caused by Hurricane Ida. The improved operating results for 2023 compared to 2022 (excluding the Hurricane Ida impacts) were the result of higher revenue and a more favorable project margin mix, and a decrease in the under-recovery of overhead costs due to improved utilization of facilities and resources and recoveries associated with the division’s large fabrication project prior to its cancellation. See “Non-GAAP Measures” below for the Company’s definition of EBITDA and a reconciliation of the Fabrication Division operating income to EBITDA.

Shipyard Segment – Revenue for the second quarter 2023 was $0.4 million, a decrease of $2.6 million compared to the second quarter 2022. Revenue for both quarters related entirely to the division’s seventy-vehicle ferry and forty-vehicle ferry projects.

Operating loss was $1.9 million for the second quarter 2023, compared to an operating loss of $1.4 million for the second quarter 2022. Operating results for the second quarter 2023 included charges of $0.8 million on the division’s seventy-vehicle ferry project and remaining forty-vehicle ferry project and charges of $0.3 million associated with damage previously caused by Hurricane Ida. Operating results for the second quarter 2023 and 2022 included vessel holding costs and legal and advisory fees of $0.8 million and $1.2 million, respectively, associated with the Company’s MPSV Litigation (defined below).

Corporate Segment – Operating loss was $1.9 million for the second quarter 2023, compared to an operating loss of $2.0 million for the second quarter 2022.

Segment Descriptions – The Company’s divisions represent its reportable segments which are “Services”, “Fabrication”, “Shipyard” and “Corporate”. The Services Segment includes offshore and onshore services work performed at customer facilities, including offshore platforms. The Fabrication Segment includes all fabrication work performed on-site at the Company’s facilities, including pull-through fabrication work for the Services Segment. The Shipyard Segment includes two ferries under construction that are nearing completion and holding costs and legal fees associated with the Company’s contract dispute for two multi-purpose supply vessels (“MPSV Litigation”). The Corporate Segment includes costs that are not directly related to the Company’s operating segments, including the costs of being a publicly traded company.

BALANCE SHEET AND LIQUIDITY

The Company’s cash and short-term investments balance at June 30, 2023 was $40.2 million, including $1.2 million of restricted cash associated with outstanding letters of credit. At June 30, 2023, the Company had no bank debt.

SECOND QUARTER 2023 CONFERENCE CALL

Gulf Island will hold a conference call on Tuesday, August 8, 2023 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results. The call will be available by webcast and can be accessed on Gulf Island’s website at www.gulfisland.com. Participants may also join the call by dialing 1.877.550.1707 and requesting the “Gulf Island” conference call. A replay of the webcast will be available on the Company's website for seven days after the call.

ABOUT GULF ISLAND

Gulf Island is a leading fabricator of complex steel structures and modules and provider of specialty services, including project management, hookup, commissioning, repair, maintenance, scaffolding, coatings, welding enclosures, civil construction and staffing services to the industrial and energy sectors. The Company’s customers include U.S. and, to a lesser extent, international energy producers; refining, petrochemical, LNG, industrial and power operators; and EPC companies. The Company is headquartered in The Woodlands, Texas and its primary operating facilities are located in Houma, Louisiana.

NON-GAAP MEASURES

This release includes certain non-GAAP measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), new project awards and backlog. The Company believes EBITDA is a useful supplemental measure as it reflects the Company's operating results excluding the non-cash impacts of depreciation and amortization. Reconciliations of the relevant EBITDA amount to the most comparable GAAP measure are presented under “Consolidated Results of Operations” and “Results of Operations by Segment” below.

The Company believes new project awards and backlog are useful supplemental measures as they represent work that the Company is obligated to perform under its current contracts. New project awards represent the expected revenue value of contract commitments received during a given period, including scope growth on existing contract commitments. Backlog represents the unrecognized revenue value of new project awards, and at June 30, 2023, was consistent with the value of remaining performance obligations for contracts as determined under GAAP.

Non-GAAP measures are not intended to be replacements or alternatives to GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. The Company may present or calculate non-GAAP measures differently from other companies.

CAUTIONARY STATEMENTS

This release contains forward-looking statements in which the Company discusses its potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to timing of delivery of vessels related to the Active Retained Shipyard Contracts and subsequent wind down of the Company’s Shipyard Division operations; expected exposure in the event of an adverse outcome in the MPSV Litigation; diversification and entry into new end markets; improvement of risk profile; industry outlook; oil and gas prices; timing of investment decisions and new project awards; cash flows and cash balance; capital expenditures; liquidity; and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause its actual results to differ materially from those anticipated in the forward-looking statements include: supply chain disruptions (including global shipping and logistics challenges), inflationary pressures, economic slowdowns and recessions, banking industry disruptions, natural disasters, public health crises (such as COVID-19), labor costs and geopolitical conflicts (such as the conflict in Ukraine), and the related volatility in oil and gas prices and other factors impacting the global economy; cyclical nature of the oil and gas industry; outcome of the MPSV Litigation and the Company’s ability to resolve any other material legal proceedings; competition; reliance on significant customers; competitive pricing and cost overruns on its projects; performance of subcontractors and dependence on suppliers; timing and its ability to secure and commence execution of new project awards, including fabrication projects for refining, petrochemical, LNG, industrial and sustainable energy end markets; the Company’s ability to maintain and further improve project execution; nature of its contract terms and customer adherence to such terms; suspension or termination of projects; changes in contract estimates; customer or subcontractor disputes; operating dangers, weather events and limits on insurance coverage; operability and adequacy of its major equipment; final assessment of damage at the Company's Houma Facilities and the related recovery of any insurance proceeds; its ability to raise additional capital; its ability to amend or obtain new debt financing or credit facilities on favorable terms; its ability to generate sufficient cash flow; its ability to obtain letters of credit or surety bonds and ability to meet any indemnification obligations thereunder; consolidation of its customers; financial ability and credit worthiness of its customers; adjustments to previously reported profits or losses under the percentage-of-completion method; its ability to employ a skilled workforce; loss of key personnel; utilization of facilities or closure or consolidation of facilities; failure of its safety assurance program; barriers to entry into new lines of business; weather impacts to operations; any future asset impairments; changes in trade policies of the U.S. and other countries; compliance with regulatory and environmental laws; lack of navigability of canals and rivers; systems and information technology interruption or failure and data security breaches; performance of partners in any future joint ventures and other strategic alliances; shareholder activism; focus on environmental, social and governance factors by institutional investors and regulators; and other factors described under “Risk Factors” in Part I, Item 1A of the Company’s 2022 Annual Report and as may be further updated by subsequent filings with the SEC.

Additional factors or risks that the Company currently deems immaterial, that are not presently known to the Company or that arise in the future could also cause the Company’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which the Company’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, which it cannot control. Further, the Company may make changes to its business plans that could affect its results. The Company cautions investors that it undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.

COMPANY INFORMATION

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100

Consolidated Results of Operations(1) (in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
New project awards(2)	$37,274	$37,628	$35,534	$74,902	$63,140

Revenue	$39,326	$62,168	$35,902	$101,494	$64,588
Cost of revenue	34,845	57,134	34,230	91,979	63,336
Gross profit(3)	4,481	5,034	1,672	9,515	1,252
General and administrative expense(4)	3,736	5,067	4,345	8,803	8,455
Other (income) expense, net(5)	(4)	(361)	(3,206)	(365)	(2,754)
Operating income (loss)	749	328	533	1,077	(4,449)
Interest (expense) income, net	340	320	(18)	660	(58)
Income (loss) before income taxes	1,089	648	515	1,737	(4,507)
Income tax (expense) benefit	13	(7)	13	6	8
Net income (loss)	$1,102	$641	$528	$1,743	$(4,499)
Per share data:
Basic and diluted income (loss) per common share	$0.07	$0.04	$0.03	$0.11	$(0.29)

Consolidated EBITDA(2) (in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Net income (loss)	$1,102	$641	$528	$1,743	$(4,499)
Less: Income tax (expense) benefit	13	(7)	13	6	8
Less: Interest (expense) income, net	340	320	(18)	660	(58)
Operating income (loss)	749	328	533	1,077	(4,449)
Add: Depreciation and amortization	1,392	1,333	1,273	2,725	2,524
EBITDA	$2,141	$1,661	$1,806	$3,802	$(1,925)

_________________

(1)
See “Results of Operations by Segment” below for results by segment.
(2)
New projects awards and EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards and EBITDA.
(3)
Gross loss for the Shipyard Division for each of the three and six months ended June 30, 2023, includes project charges of $0.8 million, and for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, and six months ended June 30, 2023 and 2022, includes vessel holding costs of $0.2 million, $0.2 million, $0.2 million, $0.5 million and $0.4 million, respectively, associated with the Company’s MPSV Litigation.
(4)
General and administrative expense for the Shipyard Division for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, and six months ended June 30, 2023 and 2022, includes legal and advisory fees of $0.5 million, $1.7 million, $1.0 million, $2.3 million and $1.7 million, respectively, associated with the Company’s MPSV Litigation.
(5)
Other (income) expense for the Fabrication Division for the three months ended March 31, 2023 and June 30, 2022, and six months ended June 30, 2023 and 2022, includes gains of $0.2 million, $3.4 million, $0.2 million and $3.1 million, respectively, from the net impact of insurance recoveries and costs associated with damage previously caused by Hurricane Ida. Other (income) expense for the Shipyard Division for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, and six months ended June 30, 2023 and 2022, includes charges of $0.3 million, $0.1 million, $0.2 million, $0.3 million and $0.2 million, respectively, associated with damage previously caused by Hurricane Ida.

Results of Operations by Segment (in thousands)

	Three Months Ended			Six Months Ended
Services Division	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
New project awards(1)	$24,330	$21,472	$23,060	$45,802	$42,462

Revenue	$24,470	$21,587	$22,180	$46,057	$42,844
Cost of revenue	20,369	18,600	18,976	38,969	37,712
Gross profit	4,101	2,987	3,204	7,088	5,132
General and administrative expense	792	710	760	1,502	1,489
Other (income) expense, net	40	(64)	109	(24)	121
Operating income	$3,269	$2,341	$2,335	$5,610	$3,522

EBITDA(1)
Operating income	$3,269	$2,341	$2,335	$5,610	$3,522
Add: Depreciation and amortization	496	442	386	938	746
EBITDA	$3,765	$2,783	$2,721	$6,548	$4,268

	Three Months Ended			Six Months Ended
Fabrication Division	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
New project awards(1)	$13,438	$16,706	$11,726	$30,144	$20,022

Revenue	$14,741	$39,662	$10,839	$54,403	$16,456
Cost of revenue	13,177	37,200	12,208	50,377	19,846
Gross profit (loss)	1,564	2,462	(1,369)	4,026	(3,390)
General and administrative expense	470	520	567	990	1,192
Other (income) expense, net(2)	(201)	(302)	(3,536)	(503)	(3,249)
Operating income (loss)	$1,295	$2,244	$1,600	$3,539	$(1,333)

EBITDA(1)
Operating income (loss)	$1,295	$2,244	$1,600	$3,539	$(1,333)
Add: Depreciation and amortization	825	822	813	1,647	1,629
EBITDA	$2,120	$3,066	$2,413	$5,186	$296

	Three Months Ended			Six Months Ended
Shipyard Division	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
New project awards(1)	$(227)	$(122)	$833	$(349)	$833

Revenue	$382	$1,347	$2,968	$1,729	$5,465
Cost of revenue	1,566	1,762	3,131	3,328	5,955
Gross loss(3)	(1,184)	(415)	(163)	(1,599)	(490)
General and administrative expense(4)	537	1,713	1,000	2,250	1,746
Other (income) expense, net(5)	227	75	221	302	336
Operating loss	$(1,948)	$(2,203)	$(1,384)	$(4,151)	$(2,572)

EBITDA(1)
Operating loss	$(1,948)	$(2,203)	$(1,384)	$(4,151)	$(2,572)
Add: Depreciation and amortization	-	-	-	-	-
EBITDA	$(1,948)	$(2,203)	$(1,384)	$(4,151)	$(2,572)

	Three Months Ended			Six Months Ended
Corporate Division	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
New project awards (eliminations)(1)	$(267)	$(428)	$(85)	$(695)	$(177)

Revenue (eliminations)	$(267)	$(428)	$(85)	$(695)	$(177)
Cost of revenue	(267)	(428)	(85)	(695)	(177)
Gross profit	-	-	-	-	-
General and administrative expense	1,937	2,124	2,018	4,061	4,028
Other (income) expense, net	(70)	(70)	-	(140)	38
Operating loss	$(1,867)	$(2,054)	$(2,018)	$(3,921)	$(4,066)

EBITDA(1)
Operating loss	$(1,867)	$(2,054)	$(2,018)	$(3,921)	$(4,066)
Add: Depreciation and amortization	71	69	74	140	149
EBITDA	$(1,796)	$(1,985)	$(1,944)	$(3,781)	$(3,917)

_________________

(1)
New projects awards and EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards and EBITDA.
(2)
Other (income) expense for the Fabrication Division for the three months ended March 31, 2023 and June 30, 2022, and six months ended June 30, 2023 and 2022, includes gains of $0.2 million, $3.4 million, $0.2 million and $3.1 million, respectively, from the net impact of insurance recoveries and costs associated with damage previously caused by Hurricane Ida.
(3)
Gross loss for the Shipyard Division for each of the three and six months ended June 30, 2023, includes project charges of $0.8 million, and for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, and six months ended June 30, 2023 and 2022, includes vessel holding costs of $0.2 million, $0.2 million, $0.2 million, $0.5 million and $0.4 million, respectively, associated with the Company’s MPSV Litigation.
(4)
General and administrative expense for the Shipyard Division for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, and six months ended June 30, 2023 and 2022, includes legal and advisory fees of $0.5 million, $1.7 million, $1.0 million, $2.3 million and $1.7 million, respectively, associated with the Company’s MPSV Litigation.
(5)
Other (income) expense for the Shipyard Division for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, and six months ended June 30, 2023 and 2022, includes charges of $0.3 million, $0.1 million, $0.2 million, $0.3 million and $0.2 million, respectively, associated with damage previously caused by Hurricane Ida.

Consolidated Balance Sheets (in thousands)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,858	$33,221
Restricted cash, current	1,197	1,603
Short-term investments	15,165	9,905
Contract receivables and retainage, net	36,315	29,427
Contract assets	6,662	4,839
Prepaid expenses and other assets	5,015	6,475
Inventory	2,636	1,599
Total current assets	90,848	87,069
Property, plant and equipment, net	29,477	31,154
Goodwill	2,217	2,217
Other intangibles, net	771	842
Other noncurrent assets	13,180	13,584
Total assets	$136,493	$134,866
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,850	$8,310
Contract liabilities	3,065	8,196
Accrued expenses and other liabilities	11,334	14,283
Total current liabilities	31,249	30,789
Other noncurrent liabilities	1,038	1,453
Total liabilities	32,287	32,242
Shareholders’ equity:
Preferred stock, no par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value, 30,000 shares authorized, 16,287 shares issued and outstanding at June 30, 2023 and 15,973 at December 31, 2022	11,638	11,591
Additional paid-in capital	107,796	107,372
Accumulated deficit	(15,228)	(16,339)
Total shareholders’ equity	104,206	102,624
Total liabilities and shareholders’ equity	$136,493	$134,866

Consolidated Cash Flows (in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$1,102	$641	$528	$1,743	$(4,499)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,392	1,333	1,273	2,725	2,524
Allowance for doubtful accounts and credit losses	(200)	—	—	(200)	—
(Gain) loss on sale or disposal of fixed assets, net	31	(64)	(17)	(33)	(42)
Gain on insurance recoveries	—	(245)	—	(245)	—
Stock-based compensation expense	444	509	489	953	1,060
Changes in operating assets and liabilities:
Contract receivables and retainage, net	7,430	(14,540)	(3,173)	(7,110)	(10,830)
Contract assets	(1,124)	(699)	(2,491)	(1,823)	(426)
Prepaid expenses, inventory and other current assets	808	147	1,640	955	(430)
Accounts payable	(9,393)	18,135	2,179	8,742	2,525
Contract liabilities	(1,323)	(3,808)	(889)	(5,131)	(3,339)
Accrued expenses and other current liabilities	(2,455)	62	(1,864)	(2,393)	(72)
Noncurrent assets and liabilities, net	(201)	(175)	(199)	(376)	(346)
Net cash provided by (used in) operating activities	(3,489)	1,296	(2,524)	(2,193)	(13,875)
Cash flows from investing activities:
Capital expenditures	(569)	(487)	(34)	(1,056)	(474)
Proceeds from Shipyard Transaction	—	—	886	—	886
Proceeds from sale of property and equipment	—	106	38	106	63
Recoveries from insurance claims	—	245	—	245	—
Purchases of short-term investments	(177)	(15,083)	—	(15,260)	—
Maturities of short-term investments	—	10,000	—	10,000	—
Net cash provided by (used in) investing activities	(746)	(5,219)	890	(5,965)	475
Cash flows from financing activities:
Payments on Insurance Finance Arrangements	(126)	(1,003)	(248)	(1,129)	(248)
Tax payments for vested stock withholdings	(301)	(181)	(62)	(482)	(121)
Net cash used in financing activities	(427)	(1,184)	(310)	(1,611)	(369)
Net decrease in cash, cash equivalents and restricted cash	(4,662)	(5,107)	(1,944)	(9,769)	(13,769)
Cash, cash equivalents and restricted cash, beginning of period	29,717	34,824	42,764	34,824	54,589
Cash, cash equivalents and restricted cash, end of period	$25,055	$29,717	$40,820	$25,055	$40,820